UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 16, 2014
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	(1)	Compensation of Sean Harrington:

On December 16, 2014, the compensation committee (the "Committee") of the board of directors of Steiner Leisure Limited (the "Company") took the following actions with respect to the compensation of Sean Harrington, Managing Director of the Elemis Limited subsidiary of the Company:

(i)	Effective January 1, 2015, Mr. Harrington will receive a base salary in the amount of £343,750.

(ii)	Effective January 1, 2015, Mr. Harrington will be eligible to receive an incentive bonus based on the following formula:

(A)
The first component of the Incentive Bonus is as follows.  In the event that, for 2015, Net Income from Elemis-Related Operations (as defined below) shall equal ninety percent (90%) of the amount thereof as set out in the Approved Budget (the "Budgeted Elemis Net Income"), then, Employee shall be entitled to receive an amount equal to 0.30 times the Base Salary in effect for 2015.  In the event that, for 2015, Net Income from Elemis-Related Operations exceeds ninety percent (90%) of Budgeted Elemis Net Income, then, for each one percent (1%) increase over ninety percent (90%), up to one hundred percent (100%) of Budgeted Elemis Net Income, Employee shall be entitled to receive an additional amount equal to 0.030 times the Base Salary. In addition, for each percent that one hundred percent (100%) of Budgeted Elemis Net Income is exceeded for 2015, Employee shall be entitled to receive additional bonus payments equal to 0.024 times the Base Salary, up to a maximum Incentive Bonus under this Clause (A) of 1.2 times the Base Salary.  For purposes of the Incentive Bonus, "Net Income from Elemis-Related Operations" means the cumulative result of the net income of Elemis Limited, reduced by the net income of the Company attributable to transactions with Affiliates (as defined in Section 405 of the Securities Act of 1933, as amended) of Elemis, and increased by net income from “Cosmetics Export” and the operating income from SPS, as each of these three “net incomes” and the operating income of SPS is defined for purposes of the Approved Budget.

(B)
The second component of the Incentive Bonus is as follows. In the event that, for 2015, the Company shall have met ninety percent (90%) of the Budgeted Net Income, then, Employee shall be entitled to receive an amount equal to 0.075 times the Base Salary.  In the event that, for 2015, the Company exceeds ninety percent (90%) of the Budgeted Net Income, then, for each percent increase over ninety percent (90%), up to one hundred percent (100%) of Budgeted Net Income, Employee shall be entitled to receive an additional amount equal to 0.0075 times the Base Salary.  In addition, for each percent that one hundred percent (100%) of Budgeted Net Income is exceeded for 2015, Employee shall be entitled to receive additional bonus payments equal to 0.006 times the Base Salary, up to a maximum Incentive Bonus under this Clause (B) of 0.30 times the Base Salary.

(iii)	Effective December 16, 2014, the following equity awards were approved to be granted to Mr. Harrington:

(a)
In addition to the Annual Award (as defined below), 149 restricted share units, scheduled to vest in three equal installments on the first three anniversaries of the date of grant, on the same terms as the annual equity award approved by the Committee to be awarded to Mr. Harrington and other executive officers and certain employees of the Company on December 3, 2014 (the "Annual Award");

(b)
In addition to the Annual Award, 340 performance share units, scheduled to vest in three equal installments on each of February 22, 2016, the second anniversary of the date of grant and the third anniversary of the date of grant, provided certain performance criteria for the vesting of such performance share units are met, and otherwise on the same terms as the Annual Award; and

(c)
An award of 50,000 restricted share units, on the same terms as the Annual Award, except that (i) the award agreement shall provide that these restricted share units will be forfeited in the event that Mr. Harrington has not (x) set up permanent residence in the Coral Gables, Florida area and (y) commenced working out of the offices of the Steiner Management Services, LLC subsidiary of the Company, in each case, as of June 30, 2015, and (ii) the vesting periods for these restricted share units shall be as follows: 5% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 24% on the third anniversary of the date of grant, 25% on the fourth anniversary of the date of grant, and 26% on the fifth anniversary of the date of grant, and otherwise on the same terms as the Annual Award.

(iv)
Mr. Harrington will be entitled to receive an award of common shares of the Company (the “Shares”), based on the terms and conditions described below.  Mr. Harrington will present to the Committee for approval proposed “stretch” budgets for the operations under the management of Mr. Harrington for years 2015 through 2019, which stretch budgets shall be based (i) for 2015, on a significant increase over the actual budget for 2015 previously presented to the Committee and (ii) for each of 2016 through 2019, on a significant increase over the budgets that otherwise would be submitted to the Committee for approval for such years based on the 2015 stretch budget as the base line (the “Stretch Budgets”).

With respect to the years 2015 through 2019, if the cumulative amount of the Stretch Budgets therefor is achieved, then Mr. Harrington will earn the sum of US $4,300,000 in value of the Shares.

(v)
In connection with Mr. Harrington’s relocation to South Florida, he will be entitled to receive reimbursement and/or an allowance, as the case may be, related to moving and transition housing expenses and his employment agreement will be amended so that his benefits will be similar to those of executive officers of the Company based in the United States.

(e)	(2)	Amendments to Forms of Restricted Share Unit and Performance Share Unit Award Agreements:

The Committee approved amendments relating to vesting of shares to certain of the forms of restricted share unit and performance share unit award agreements, to be used in connection with awards to executive officers of the Company under the Steiner Leisure Limited 2012 Incentive Plan.  Those forms of agreements are attached hereto as Exhibits 10.44 and 10.45 and incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.44	Form of Restricted Share Unit Award Agreement for Executive Officers under the Steiner Leisure Limited 2012 Incentive Plan
10.45	Form of Senior Officer Performance Share Unit Award Agreement under the Steiner Leisure Limited 2012 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: December 22, 2014	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer